UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]          Preliminary Proxy Statement
[  ]          Confidential, for Use of the Commissions Only (as permitted by Rule 14a-6(e)(2))
[X]          Definitive Proxy Statement
[  ]          Definitive Additional Materials
[  ]          Soliciting Material Pursuant to Section 240.14a-12

BOVIE MEDICAL CORPORATION
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]          No fee required.

[  ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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BOVIE MEDICAL CORPORATION
734 Walt Whitman Road, Suite #207
Melville, NY 11747

July 16, 2013

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

On behalf of your Board of Directors of Bovie Medical Corporation (the “Company”), you are cordially invited to attend the 2013 Annual Meeting of Stockholders to be held on July 16, 2013 at 3PM Eastern Standard Time at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556, Telephone No. 516-663-6600.

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2013 Annual Meeting of Stockholders to be held on July 16, 2013.  This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2012 Annual Report, are being mailed to stockholders on or about May 31, 2013.  The executive office of our Company is located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747, telephone number 631-421-5452.

At the meeting, stockholders will be asked to:

        1.      Elect seven (7) directors to the Board of Directors of the Company to serve until the 2014 Annual Meeting of Stockholders;
        2.      Ratify the appointment of Kingery & Crouse PA as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013;
3.      Approve a non-binding advisory resolution supporting the compensation of our named executive officers;
4.      Approve a non-binding advisory vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation; and
5.      Transact such other business that may properly come before the meeting.

All stockholders are invited to attend the meeting.  The close of business on May 29, 2013 is the record date for determining stockholders entitled to vote at the Annual Meeting.  Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on May 29, 2013 will be entitled to notice of, and to vote at, the Annual Meeting and adjournment or postponement thereof.

Your vote is important to us.  Please complete, sign, date and promptly return the proxy card in the enclosed envelope, so that your shares will be represented whether or not you attend the annual meeting.  Returning a proxy card will not deprive you of your right to attend the meeting and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JULY 16, 2013:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2012 IS AVAILABLE AT www.boviemed.com. CLICK ON THE BUTTON “Investor Relations”.

By order of the Board of Directors

/s/ Andrew Makrides
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

May 29, 2013
Melville, New York

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2013 Annual Meeting of Stockholders to be held at 3PM Eastern Standard Time on July 16, 2013 at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and our 2012 Annual Report on Form 10-K, are being mailed to stockholders on or about May 29, 2013. Our executive office is located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747.

Bovie will bear the expense of soliciting proxies. We estimate that the cost of solicitation of proxies will be approximately $30,000 to be incurred solely by Bovie. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING YOUR VOTE?
The Board of Directors of Bovie Medical Corporation (the “Company”) is soliciting your vote at the 2013 Annual Meeting of Bovie’s common stockholders being held at 3PM Eastern Standard Time on July 16, 2013, at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556, Telephone No. (516) 663-6600.

WHAT WILL YOU BE VOTING ON?
(1) Election of seven (7) directors to the Board of Directors; (2) Ratification of Kingery & Crouse, PA, as Bovie’s auditors for the fiscal year ending December 31, 2013; (3) Approval of a non-binding advisory resolution supporting the compensation of our named executive officers; (4) Approval a non-binding advisory vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation; and (5) any other matters which may properly come before the meeting.

HOW MANY VOTES DO STOCKHOLDERS HAVE?
You will have one vote for every share of the Company’s common stock you owned of record on May 29, 2013 (the “Record Date”).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?
One vote for each of the Company’s outstanding shares of common stock which were outstanding on the Record Date. The common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting.  There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy constitute a quorum.  Abstentions and broker non-votes will count for purposes of determining whether a quorum exists, but not for voting purposes.

HOW MAY I VOTE MY SHARES?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a)	How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., on the Record Date, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company.  As the stockholder of record, you have the right to vote in person at the meeting.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Since you are a beneficial owner and not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

(b)	How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.  In most cases, you will be able to do this by telephone, by using the internet or by mail.  Please refer to the summary instructions included with proxy materials and on your proxy card.  For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee.  If you have telephone or internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope.  If you provide specific voting instructions, your shares will be voted as you have instructed.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not consented) and executive compensation.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

➢
For Proposal One, each of the seven (7) nominees for director, must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  Only votes “For” or “Withheld” will affect the outcome.  Broker non-votes will not affect the outcome of the vote on this matter.

➢
To be approved, Proposal Two, the ratification of the selection of Kingery & Crouse PA as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will not affect the outcome of the vote on this matter.

➢
For Proposal Three, the approval of a non-binding advisory resolution supporting the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will not affect the outcome of the vote on this matter.

➢
For Proposal Four, the approval of a non-binding advisory vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation, the option receiving the most votes (from the votes of holders of shares of common stock present in person or represented by proxy and entitled to vote on this matter) will be selected.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will not affect the outcome of the vote on this matter.

In the case of Proposals Three and Four, the advisory votes in respect to executive compensation will neither be binding on the Company or Board of Directors, nor will they create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on, the Company or the Board of Directors.  However, the Board of Director values the opinions expressed by the stockholders in these advisory votes and will consider the outcome of these votes in determining its compensation policies.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 17,811,936 shares of common stock outstanding and entitled to vote.  Thus, the holders of 8,905,969 shares of voting stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares of voting stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

CAN YOU CHANGE YOUR VOTE?

(a)	Can a stockholder change his vote?

Yes. Any registered stockholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b)	How can I change my vote after I return my proxy card?

Provided you are the stockholder of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing and submitting a new proxy card bearing a later date, or by attending the meeting and voting in person.  Attending the meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?
If you return a signed proxy without indicating your vote for some or all of the proposals, your shares will be voted “FOR” the Board’s nominees for director, “FOR” the ratification of the appointment of Kingery & Crouse, PA, “FOR” the approval of the non-binding advisory resolution supporting the compensation of our named executive officers, and “THREE YEARS” for the non-binding advisory vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation and in the proxy holder’s best judgment as to any other matters raised at the Annual Meeting.

WHAT IF YOU VOTE "ABSTAIN"?
A vote to “abstain” on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.  Abstentions are considered as being present for quorum purposes.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner.  Broker non-votes count for quorum purposes but not for voting purposes.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

WHAT IS HOUSEHOLDING OF ANNUAL MEETING MATERIALS?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statement and annual reports. This means that only one copy of our proxy statement and annual report to Stockholders may have been sent to multiple Stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: 5115 Ulmerton Road, Clearwater, Florida 33760, Telephone No. 727-384-2323.  If you want to receive separate copies of the proxy statement or the annual report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

DO STOCKHOLDERS HAVE DISSENTER’S RIGHTS?

Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the proposals being voted on.

PROPOSAL ONE

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Governance and Nominating Committee has nominated seven (7) persons consisting of Andrew Makrides, J. Robert Saron, George Kromer, Michael Norman, August Lentricchia, Michael Geraghty and Lawrence J. Waldman, each a current Director, for re-election to the Board of Directors.  Each director serves from the date of his or her election until the next annual meeting of stockholders and until his successor is duly elected and qualified.  The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the Stockholder indicates to the contrary on the proxy card.  See “Information Regarding Executive Officers and Directors” for biographical information as to each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE SEVEN NOMINEES PROPOSED BY THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS.

Information Regarding our Board of Directors

Our Certificate of Incorporation and Bylaws provide for our Company to be managed by or under the direction of the Board of Directors.  Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors.   The maximum number of directors permitted is currently fixed at nine, and the number of directors constituting the entire Board is currently seven.  The Board currently has four members which have been determined to be “independent” as defined by the applicable rules of the NYSE Amex Market and the Securities and Exchange Commission.  These “independent” directors are Michael Norman, August Lentricchia, Michael Geraghty, and Lawrence Waldman.  Our Common Stock is listed on the NYSE Amex Market.

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board of Directors schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting of Stockholders and hold office until our next Annual Meeting and until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

The Board of Directors held four (4) meetings and acted by unanimous written consent once during the 2012 fiscal year.  All of the directors attended 100% of the meetings of the Board of Directors and of the committees on which they served, except Michael Geraghty did not attend a meeting of the Board of Directors held on July 12, 2012.  While we encourage all members of the Board of Directors to attend Annual Meetings of Stockholders, there is no formal policy as to their attendance.  All board members were in attendance at the 2012 Annual Meeting except Michael Geraghty.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board of Directors in the past ten years.

Board Leadership Structure

The Board has no formal policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time.  Currently, Andrew Makrides serves as our Chairman and CEO. Given the fact that Mr. Makrides, in his capacity as our CEO is tasked with the responsibility of implementing our corporate strategy, we believe he is best suited for leading discussions, at the Board level, regarding performance relative to our corporate strategy, and this discussion accounts for a significant portion of the time devoted at our Board meetings.  The Board of Directors believe that the independent directors have been effective in acting collaboratively to provide effective oversight of management.  Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions.  Following an executive session, the independent directors communication any relevant feedback to our CEO and provide input with regard to any agenda items for Board meetings.

Risk Management Oversight

Our management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis.  The Board’s responsibility is to monitor our risk management processes concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks.  The Board has played, and continues to play, a very active role in providing on-going oversight to management in identifying and managing the material risks we face.

While the Board periodically reviews and discusses the overall risks we face, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees.  The Audit Committee of the Board is primarily responsible for overseeing management’s processes for managing financial and operational risk in the Company.  The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal controls.  In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm.  The Audit Committee meets with management and the independent registered public accounting firm to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation, non-employee director compensation, and compensation generally.  The Governance and Nominating Committee of the Board oversees risks associated the nomination of members of the Board and committees thereof and periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions within the Company of each of our directors, executive officers and key employees.

Name of Nominee	Age	Board Independence	Position

Andrew Makrides	71	No	Chairman of the Board and CEO
J. Robert Saron	60	No	President, Chief Sales and Marketing Officer and Director
George Kromer	72	No	Research Analyst and Director
Michael Norman	55	Yes	Director
August Lentricchia	59	Yes	Director
Moshe Citronowicz	60	N/A	Senior Vice President
Gary D. Pickett	61	N/A	Chief Financial Officer, Treasurer and Secretary
Michael Geraghty	65	Yes	Director
Lawrence J. Waldman	66	Yes	Director
Jeff Rencher	45	N/A	Vice President of Surgical Sales and Marketing

Andrew Makrides, Esq. age 71, Chairman of the Board and CEO and member of the Board of Directors, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as a co-founder and Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such until March 18, 2011 at which point he relinquished his position as President, but remained CEO.  Mr. Makrides employment contract extends to December 31, 2015. We believe that Mr. Makrides experience as an attorney and his more than 29 years of executive management experience in the medical industry makes him uniquely qualified to be a member of our Board.

J. Robert Saron, age 60, President, Chief Sales and Marketing Officer and Director, holds a Bachelor degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as a director of the Company. Mr. Saron has previously served on two industry boards.  He served as both director and president of the Health Care Manufacturing Management Council.  In 2011 Mr. Saron received the Leonard Berke Achievement award for ethics, mentoring, marketing skill, industry knowledge, contributions to the industry and contributions to HMMC.  He also served as a director of the Health Industry Distributors Association Education Foundation. Mr. Saron also received the Health Industry Distributors Association’s highest award in 2008, the Industry Award of Distinction, and in February 2013 was inducted into the Medical Distribution Hall of Fame.  Mr. Saron’s employment contract extends to December 31, 2015. Mr. Saron brings over 24 years of executive management marketing and distribution experience in the medical industry which we believe makes him qualified to be a member of our Board.

George Kromer, Jr., age 72, became a director on October 1, 1995. On January 1, 2006, Mr. Kromer accepted an employment position with Bovie Medical Corporation as research analyst for the company in which he still maintains his capacity as a director. Mr. Kromer had been writing for business publications since 1980. In 1976, he received a Master’s Degree in health administration from Long Island University. He was engaged as a Senior Hospital Care Investigator for the City of New York Health & Hospital Corporation from 1966 to 1986. He also holds a Bachelor of Science Degree from Long Island University’s Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York. Mr. Kromer has over 31 years of business analyst experience with a specialty in the medical industry, which we believe makes him qualified to serve as a director.

Michael Norman, age 55, is a certified public accountant and joined Bovie in 2004.  He manages the CPA firm, Michael Norman, CPA, PC since 1994 specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. Mr. Norman provides the Board with over 21 years of experience as a certified public accountant and also serves as a member of our Audit Committee, Compensation Committee and as Chairman of our Governance and Nominating Committee.

August Lentricchia, age 59, is presently employed by Freedom Tax and Financial Services as a Registered Representative since 2001. He is a Series 7 securities licensed Registered Representative and investment consultant of HD Vest Investment Services.  Additionally, Mr. Lentricchia is a licensed life, accident and health, and variable annuity agent in New York State, as well as a registered tax return preparer with the IRS. He received a BA degree from the University of Arizona in 1977 and has received a Masters degree in Education from Dowling College in 2004. Mr. Lentricchia has over 26 years of financial and investment experience and also serves on our Audit Committee.

Moshe Citronowicz, age 60, Sr. Vice President, came to the United States in 1978, and has worked in a variety of manufacturing and high technology industries. In October 1993, Mr. Citronowicz joined the Company as Vice President of Operations and served as our Chief Operating Officer until November 2011. Currently, he is serving as the Senior Vice President. Mr. Citronowicz’s employment contract extends to December 31, 2015.

Gary D. Pickett, age 61, is a certified public accountant holds an MBA from the University of Tampa, a BS degree in Accounting from Florida State University, and served five years as a field artillery officer in the United States Army.  Mr. Pickett joined as controller of Bovie in March 2006 and became Chief Financial Officer in October 2006.  During the five years prior to joining Bovie, Mr. Pickett held positions of Director of Financial Systems with Progress Energy Services of Raleigh, NC, Vice President and Controller of Progress Rail Services, a subsidiary of Progress Energy Services in Albertville, AL, each of which were non-affiliated with Bovie.  He has had extensive experience in Sarbanes-Oxley implementation as well as GAAP accounting and SEC Reporting. Mr. Pickett’s employment contract extends to June 2014.

Michael Geraghty, age 65, has served as a director since March 2011 and is the Executive Vice President of Global Sales at Optos, Inc., a developer and manufacturer of retinal imaging devices for screening, detection and diagnosis of eye related conditions.  From 2005 through 2008, he was the President of International Sales at Gyrus Acmi where he first started in 2000 as Senior Vice President of Sales for Gyrus Medical.  Prior to this, Mr. Geraghty was the Vice President of Sales and Marketing for Everest Medical, Inc. and before that was the Director of Marketing for Advanced Products at Arthrocare Corporation.  Mr. Geraghty specializes in building independent direct sales teams in the medical device industry and has extensive domestic and international sales and marketing experience.  He received his bachelor’s degree from St. Mary’s University and graduate degree in Executive Sales Management from the University of Minnesota.  Mr. Geraghty serves as a member of our Governance and Nominating Committee.  Mr. Geraghty is qualified to serve on our Board as he brings with him more than 25 years of medical device industry experience.

Lawrence J. Waldman, age 66, has served as a director since March 2011 and is certified public accountant. Mr. Waldman is currently the Partner-in-Charge of Commercial Audit Practice Development of the accounting firm EisnerAmper LLP.  He has over thirty-five years of experience in public accounting, serving a wide range of clients.  Prior to joining EisnerAmper, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he started at in 1972.   Mr. Waldman is also the Chairman of the Board of Trustees of the Long Island Power Authority and previously served as a member of its finance and Audit Committee of the Board of Trustees.  He is currently the Treasurer of the Long Island Association as well as a member of its Board of Directors and Chairman of the Finance Committee.  In addition, Mr. Waldman is a member of the Board of Directors and Treasurer of each of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University and  a member of the Dean’s Advisory Board of the Hofstra University Frank G. Zarb School of Business.  Mr. Waldman received his bachelor’s degree and MBA from Hofstra University where he is also an adjunct professor. Mr. Waldman currently also serves as Chairman of our Audit Committee and as its financial expert.  With his more than 35 years of accounting and auditing experience, together with his extensive service on various boards, Mr. Waldman is uniquely qualified to serve on our Board of Directors.

Jeff Rencher, age 45, has worked in the medical device industry for twenty years.  He began as a surgical device representative in 1993 and in 2000 was promoted to Regional Director for Gyrus Medical (currently Olympus Surgical).  In 2004 he was recruited by the CEO and Board of Directors of Inlet Medical in Minneapolis, MN as Vice President of Sales.  Following the acquisition of Inlet Medical by Cooper Surgical, Mr. Rencher was tasked to head the sales and marketing efforts of Opticon Medical which was acquired in 2010.  He joined Bovie Medical in 2010 as Vice President of Surgical Sales and Marketing.  During his tenure at both Inlet and Opticon, he built a national sales force, created marketing material, coordinated medical studies with leading physicians and generated new sales through the sales channels he has developed over his multiple years in the industry.  He holds a BS in Biology from Tulane University, an Emergency Medical Technician Certificate and has completed a course in Medical Industry Management at St. Thomas University in Minneapolis, MN.

COMMITTEES OF OUR BOARD OF DIRECTORS

We have a standing Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee

The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent accountants the annual audited and quarterly financial statements, reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent accountants, and prepares the Audit Committee Report included in the Company’s Annual Report on Form 10-K in accordance with rules and regulations of the Securities and Exchange Commission. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee also acts as a qualified legal compliance committee.

During 2012, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee.  These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with our independent registered public accountants matters relating to independence, including review of audit and non-audit fees and the written disclosures and the letter from the independent registered public accountants to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Audit Committee has met separately at least once quarterly in executive session with management and with our independent registered public accountants.

Our Audit Committee consists of three independent members of the Board of Directors, Michael Norman, August Lentricchia, and Lawrence Waldman. As a smaller reporting company, we are required to have at least two independent members comprising our Audit Committee in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the NYSE Amex Exchange. Our Board of Directors has determined that Messers Norman, Lentricchia and Waldman are “independent” under Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of the NYSE Amex Exchange.  Mr. Waldman qualifies as a “financial expert” (as defined in Item 407(a)(5) of Regulation S-K promulgated under the Exchange Act), for the Committee and also serves as its Chairman. Lawrence Waldman serves as the Chairman of the Audit Committee and as the Audit Committee financial expert.  The Audit Committee meets as often as it determines necessary but not less frequently than once every fiscal quarter.  During 2012, the Audit Committee held six (6) meetings.

A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Audit Committee Charter is available at www.boviemed.com.  Select the “Investor Relations” button.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof. Effective March 22, 2012, our Governance and Nominating Committee, which had consisted of four independent members of the Board of Directors, was reduced to three independent members of the Board of Directors, Michael Norman who serves as Chairman, August Lentricchia, and Michael Geraghty. The Governance and Nominating Committee meets as often as it determines necessary, but not less than once a year.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above.  We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.  As more specifically described in such person’s individual biographies set forth above, our directors possess relevant and industry-specific experience and knowledge in the medical, engineering and business fields, as the case may be, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.  The Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Governance and Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Governance and Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of the NYSE Amex Market and the Securities and Exchange Commission, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Governance and Nominating Committee does not have a formal policy on diversity; however, in recommending directors, the Board and the Committee consider the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of Directors of a company with our size and nature of business.

During 2012, the Governance and Nominating Committee held one (1) meeting.

If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2014 Annual Meeting of Stockholders, he or she must submit nominations in accordance with the procedures set forth in “Stockholder Proposals For Next Annual Meeting.” If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Governance and Nominating Committee, he or she should submit any pertinent information regarding the candidate to the members of the Governance and Nominating Committee of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.

A copy of the Governance and Nominating Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Governance and Nominating Committee Charter is available www.boviemed.com.  Select the “Investor Relations” button.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation and employee benefit plans (including those involving the issuance of our equity securities) and practices, including formulating, evaluating, and approving the compensation of our executive officers and reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer.  With respect to executive officer compensation, the Compensation Committee receives recommendations and information from senior management.  The Committee is also responsible for recommending the level of Board of Directors’ compensation to the full Board of Directors. Effective March 22, 2012, our Compensation Committee, which had consisted of four independent members of the Board of Directors, was reduced to three independent members of the Board of Directors, August Lentricchia who serves as Chairman, Michael Norman CPA, and Lawrence Waldman. The Compensation Committee meets as often as it determines necessary, but not less than once a year.

During 2012, the Compensation Committee held one (1) meeting.

In 2012, the Compensation Committee did not engage any independent consultants.

A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Compensation Committee Charter is available www.boviemed.com.  Select the “Investor Relations” button.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2012:

	Board	Audit	Governance and Nominating	Compensation
Andrew Makrides	Chair
J. Robert Saron	Member
George Kromer	Member
Michael Norman	Member	Member	Chairman	Member
August Lentricchia	Member	Member	Member	Chairman
Michael Geraghty	Member		Member
Lawrence J. Waldman	Member	Chairman*		Member
Number of Meetings	4	6	1	1

*Mr. Waldman has also been designated the Audit Committee’s financial expert.

Stockholder Communications

The Board of Directors provides a process by which Stockholders may communicate with the Board, including our independent directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.  All mail received at the above address that is addressed to the Board of Directors or any individual director will be relayed by the Company to the Board of Directors or such individual director.  On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board of Directors or the individual director to whom the communications are addressed.

Code of Ethics

On March 30, 2004, Bovie adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer.

A copy of the code of ethics will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the code of ethics is available at www.boviemed.com.  Select the “Investor Relations” button.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

We operate in the medical device industry.  The Compensation Committee believes the primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain, and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for every employee that rewards them for their contribution to the Company.

Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our stockholders. Historically, for our executive officers, we link a much higher percentage of total compensation to incentive compensation such as stock based compensation than we do for other employees.

With these objectives in mind, our Board has built executive and non-executive compensation programs that consists of two principal elements - base Salary and grants of stock options and/or shares of restricted stock.

The Compensation Committee believes that our current compensation philosophy is competitive and reasonable.  The Compensation Committee did not engage or consult with any compensation consultants or advisors during the year ended December 31, 2012.

Compensation Program and Elements of Compensation

Base Salary

Bovie pays base salaries to its executive officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. We also believe that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of our executive officers are determined by our Compensation Committee and approved by the Board of Directors. All salary decisions are based on each executive’s level of responsibility, experience and recent and past performance, as determined by the Compensation Committee. The Compensation Committee does not benchmark its base salaries in any way, nor do they presently employ the services of a compensation consultant.  The Compensation Committee will, where appropriate, review data available from public sources on pay levels and practices for comparable-sized companies both within and outside our industry.

Stock Options

The second component of executive compensation is equity grants which have mainly come in the form of stock options. Bovie believes that equity ownership in the Company is important to provide its executive officers with long-term incentives to better align interests of executives with the interests of stockholders and build value for Bovie stockholders. In addition, the equity compensation is designed to attract and retain the executive management team. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Bovie’s value. This characteristic ensures that the executive officers have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning and growth through the resulting enhancement of our stock price.

Stock option awards to executive officers are entirely discretionary. The Chief Executive Officer, with advice from other members of management as needed, recommends to the Compensation Committee which individuals should be awarded stock options. The Compensation Committee considers the prior contribution of these individuals and their expected future contributions to the growth of Bovie then formulates and presents the recommended allocation of stock option awards to the Board of Directors for approval. The Board of Directors approves or, if necessary, modifies the Committee’s recommendations.

Perquisites and Other Benefits

Bovie’s executive officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Bovie’s Chief Executive Officer, and President, Chief Sales and Marketing Officer and Senior Vice President each receive an automobile allowance of approximately $6,000, $6,000 and $3,000 per year respectively.

Bovie’s executive officers are entitled to participate in and receive employer contributions to Bovie’s 401(k) Savings Plan. However, in January of 2009 management made the decision to suspend the employer 401(k) match, which as of the date hereof has not been re-instated. For more information on employer contributions to the 401(k) Savings Plan see the Summary Compensation Table and its footnotes.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to each of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. The non-performance-based compensation paid to our executive officers for the 2012 fiscal year did not exceed the $1 million limit per executive officer. Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules such as FASB ASC Topic 718-10-10, Share-Based Payment, require us to expense the cost of our stock option grants which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Summary Compensation Table

The following table sets forth the compensation paid to our chief executive officer, chief financial officer, and other highly compensated officers, our “Named Executive Officers,” with respect to the Company’s fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010. The Company has no executive officers other than the “Named Executive Officers.”

Summary Compensation Table

Name And Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) *		Non- Equity Incentive Plan Compensa- tion Earnings ($)	Change in Pension Value and Nonqual- ified Deferred compen- sation Earnings ($)	All Other Compen- Sation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)		(j)
Andrew Makrides	2012	$209,791		--	--	$28,500	(18)	--	--	$18,876	(1)	$257,167
Chairman of the	2011	$205,252		--	--	--		--	--	$18,823	(9)	$224,075
Board and CEO	2010	$205,252		--	--	--		--	--	$19,542	(6)	$224,794

Gary D.	2012	$118,380		--	--	$9,500	(8)	--	--	$397	(2)	$128,277
Pickett	2011	$109,331		--	--	--		--	--	$374	(15)	$109,705
CFO, Treasurer, Secretary	2010	$101,970		--	--	$9,800	(7)	--	--	$374	(10)	$112,144

J. Robert Saron	2012	$297,143		--	--	$28,500	(19)	--	--	$22,008	(3)	$347,651
President,	2011	$290,651		--	--	--		--	--	$19,321	(12)	$309,972
Chief Sales and Marketing Officer and Director	2010	$290,651		--	--	--		--	--	$9,159	(11)	$299,810

Moshe	2012	$199,922		--	--	$28,500	(20)	--	--	$14,150	(4)	$242,572
Citronowicz	2011	$212,199		--	--	--		--	--	$16,534	(14)	$228,733
Senior Vice President	2010	$213,549		--	--	--		--	--	$15,327	(13)	$228,876

Jeff Rencher	2012	$160,064		--	--	$164,500	(21)	--	--	$15,698	(17)	$340,262
V.P. Sales &	2011	$150,000		--	--	--		--	--	$12,982	(5)	$162,982
Marketing	2010	$70,000	(16)	--	--	$19,500	(22)	--	--	$538	(23)	$90,038

* These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

(1) This amount includes: car allowance of $6,310; life insurance premiums of $456; and health insurance premiums of $12,110.

(2) This amount includes: life insurance premiums of $397.

(3) This amount includes: car allowance of $6,310; life insurance premiums of $512; and health insurance premiums of $15,186.

(4) This amount includes: car allowance of $1,395; life insurance premiums of $512; and health insurance premiums of $12,243.

(5) This amount includes: life insurance premiums of $479; and health insurance premiums of $12,503.

(6) This amount includes: car allowance of $6,310; life insurance premiums of $440; and health insurance premiums of $12,792.

(7) In 2010 a total of 10,000 options were granted to Mr. Pickett on July 8, 2010 with a fair value of $0.98 per option.

(8) On July 12, 2012 a total of 10,000 options were granted to Mr. Pickett with a fair value of $0.95 per option.

(9) This amount includes: car allowance of $6,309; life insurance premiums of $441; and health insurance premiums of $12,073.

(10) This amount includes life insurance premiums of $374.

(11) This amount includes: car allowance of $6,310; life insurance premiums of $479; and health insurance premiums of $2,370.

(12) This amount includes: car allowance of $6,309; life insurance premiums of $479; and health insurance premiums of $12,533.

(13) This amount includes: car allowance of $6,310; life insurance premiums of $479; and health insurance premiums of $8,538.

(14) This amount includes: car allowance of $5,824; life insurance premiums of $479; and health insurance premiums of $10,231.

(15) This amount includes: life insurance premiums of $374.

(16) This amount represents a partial year as Mr. Rencher was hired on June 28, 2010.

(17) This amount includes: life insurance premiums of $511 and health insurance premiums of $15,187.

(18) On July 12, 2012 a total of 30,000 options were granted to Mr. Makrides with a fair value of $0.95 per option.

(19) On July 12, 2012 a total of 30,000 options were granted to Mr. Saron with a fair value of $0.95 per option.

(20) On July 12, 2012 a total of 30,000 options were granted to Mr. Citronowicz with a fair value of $0.95 per option.

(21) On May 21, 2012, July 12, 2012 and October 8, 2012 options of 20,000, 10,000 and 100,000 respectively  were granted to Mr. Rencher.  The three issuances had a fair value per option of $1.05, $0.95 and $1.34 respectively.

(22) On June 25, 2010 a total of 30,000 options were granted to Mr. Rencher with a fair value of $0.65 per option.

(23) This amount includes: life insurance premiums of $538.

Employment Agreements and Potential Payments Upon Termination or Change in Control

On March 14, 2013, we entered into amended and restated employment agreements (collectively, the “Amended and Restated Employment Agreements”) with Andrew Makrides, our Chief Executive Officer, J. Robert Saron, our President and Chief Sales and Marketing Officer, and Moshe Citronowicz, our Senior Vice President. The Amended and Restated Employment Agreements provide for initial base salaries of $215,515, $305,184 and $204,777 for each of Messers Makrides, Saron and Citronowicz, respectively, and provide for salary increases and annual bonuses as it may, in sole and exclusive discretion of the Compensation Committee of the Board of Directors. The Amended and Restated Employment Agreements provide for customary vacation, medical, dental and life insurance benefits as well as reimbursement of certain business expenses. All three agreements have a term beginning on March 14, 2013 and concluding on December 31, 2015 and shall be automatically extended for additional one year terms, unless we provide the executive with written notice of termination within nine months of the expiration of the current term then in effect. In the event of a change of control of the Company or the termination of any one of the three executives without cause (as these terms are defined in each of the Amended and Restated Employment Agreements), we are obligated to pay a lump sum severance equal to three (3) times that terminated executive’s then base salary, as well as any other sums which may be due up to the date of such termination.

The employment agreements provide, among other things, that the executive may be terminated as follows:

(a)	Upon the death of the executive, in which case the executive’s estate shall be paid the basic annual compensation due the executive pro-rated through the date of death.

(b)
By the resignation of the executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the executive the basic annual compensation due him pro-rated to the effective date of termination.

(c)
By Bovie, “for cause”, if during the term of the employment agreement the executive (i) violates the non-competition provisions of his employment agreement, (ii) is convicted of any felony or any other crime involving dishonesty or moral turpitude, commits any act of fraud or dishonesty, or theft of or malicious intentional damage to the property of the Company or any of their subsidiaries or affiliates, (iii) willfully or intentionally breaches his fiduciary duties to the Company, or (iv) breaches a material term of the employment agreement and such breach remains uncured following an applicable cure period, in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, for Mr. Makrides, Mr. Saron and Mr. Citronowicz at any time upon at least thirty (30) days prior written notice to the executive. In this case Bovie shall be obligated to pay the executive compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter for Messrs Makrides, Saron and Citronowicz for the period remaining under the contract, Bovie shall pay the executive the salary in effect at the time of termination payable weekly until the end of their contract.

(e)
If Bovie fails to meet its obligations to the executive on a timely basis, or if there is a change in the control of Bovie, the executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Bovie shall pay the executive a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination.

We have an employment contract with Mr. Pickett to serve as Chief Financial Officer which has a current expiration date of June 2014.  In the event of a change of control, the contract provides that Mr. Pickett will receive salary and bonus in effect up to the date of the remaining portion of the contract.

Additionally, we have an employment agreement with Mr. Rencher to serve as V.P. of Surgical Sales and Marketing which has a current expiration date of September 2013. In the event of a change of control, Mr. Rencher’s contract provides that he receive a lump sum severance payment in the amount of $160,000.

There are no other employment contracts that have non-cancelable terms in excess of one year.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh) ***	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)
Andrew Makrides	July 12, 2012	30,000	$2.54	$28,500
Gary Pickett	July 12, 2012	10,000	$2.54	$9,500
J. Rob Saron	July 12, 2012	30,000	$2.54	$28,500
Moshe Citronowicz	July 12, 2012	30,000	$2.54	$28,500
Jeffery Rencher	July 12, 2012	10,000	$2.54	$9,500
Jeffery Rencher	May 21, 2012	20,000	$2.79	$21,000
Jeffery Rencher	October 8, 2012	100,000	$3.79	$134,000

Options Exercises During Fiscal 2012

There were no options exercised during the year ended December 31, 2012 by the Named Executive Officers.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by our Named Executive Officers as of December 31, 2012:

	Outstanding Equity Awards at 12/31/12
Name	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/sh)	Option Expiration Date 10 Years After Grant Date
Andrew Makrides	25,000	--	3.25	9/29/2013
	25,000	--	2.13	9/23/2014
	25,000	--	2.25	5/5/2015
	--	30,000	2.54	7/12/2022
J. Robert Saron	12,500	--	3.25	9/29/2013
	12,500	--	2.13	9/23/2014
	12,500	--	2.25	5/5/2015
	--	30,000	2.54	7/12/2022
Moshe Citronowicz	--	30,000	2.54	7/12/2022
Gary Pickett	17,143	2,857	8.66	1/12/2017
	4,286	714	7.10	3/29/2017
	5,357	7,143	8.32	10/26/2019
	2,587	7,413	2.46	7/08/2020
	--	10,000	2.54	7/12/2022
Jeff Rencher	--	30,000	6.00	6/25/2020
	--	20,000	2.79	05/21/2022
	--	10,000	2.54	7/12/2022
	--	100,000	3.79	10/08/2022

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2012:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($) ***		Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Lawrence			$6,880	(1)
Waldman	$13,000	0	$18,720	(2)	0	0	0	$38,600
Michael			$5,160	(3)
Norman	$4,000	0	$3,120	(4)	0	0	0	$12,280
August			$5,160	(5)
Lentricchia	$4,000	0	$3,120	(6)	0	0	0	$12,280
Michael			$5,160	(7)
Geraghty	$3,000	0	$3,120	(8)	0	0	0	$11,280
Steve MacLaren *	$1,500	0	$7,800	(9)	0	0	0	$9,300
Greg Konesky *	$1,500	0	$7,800	(10)	0	0	0	$9,300

*Mr. MacLaren and Mr. Konesky resigned from the board in March 2012.

*** These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

(1)	On May 21, 2012, 8,000 ten year stock options with an exercise price of $2.79 and calculated option fair value of $0.86 were granted to Mr. Waldman.
(2)	On July 12, 2012, 24,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. Waldman.

(3)	On May 21, 2012, 6,000 ten year stock options with an exercise price of $2.79 and calculated option fair value of $0.86 were granted to Mr. Norman.
(4)	On July 12, 2012, 4,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. Norman.

(5)	On May 21, 2012, 6,000 ten year stock options with an exercise price of $2.79 and calculated option fair value of $0.86 were granted to Mr. Lentricchia.
(6)	On July 12, 2012, 4,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. Lentricchia.

(7)	On May 21, 2012, 6,000 ten year stock options with an exercise price of $2.79 and calculated option fair value of $0.86 were granted to Mr. Geraghty.
(8)	On July 12, 2012, 4,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. Geraghty.

(9)	On July 12, 2012, 10,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. MacLaren as compensation for past services as a director.
(10)	On July 12, 2012, 10,000 ten year stock options with an exercise price of $2.54 and calculated option fair value of $0.78 were granted to Mr. Konesky as compensation for past services as a director.

Directors’ compensation is determined by the Board of Directors based upon recommendations from the Compensation Committee. A Board member’s service year begins upon stockholders approval at the annual meeting and continues until the next annual meeting. The Board periodically grants directors stock options in order to assure that they have proper incentives and an opportunity for an ownership interest in common with other stockholders. In 2011, the Board decided to add cash payments as a compensation method. Independent board members receive $500 per meeting for attendance in any and all telephonic meetings for that month and $1,000 per meeting for attendance at any in person board meetings for that month. In addition, the Chairman of our Audit Committee receives a monthly stipend of $1,500, plus a one-time grant of 20,000 stock options.

Our Board of Directors presently consists of J. Robert Saron, Andrew Makrides, George Kromer, Jr., Michael Norman, August Lentricchia, Lawrence Waldman and Michael Geraghty.

In 2003, the Board of Directors adopted and stockholders approved Bovie’s 2003 Executive and Employee Stock Option Plan covering a total of 1,200,000 shares of common stock issuable upon exercise of options to be granted under the Plan.  In 2001, the Board of Directors adopted the 2001 Executive and Employee Stock Option Plan which reserved for issuance 1,200,000 stock options.

On October 30, 2007, stockholders approved and the Board of Directors adopted an amendment to the 2003 Executive and Employee Stock Option Plan to increase the maximum aggregate number of shares of common stock reserved for issuance under the 2003 Plan from 1.2 million shares (already reserved against outstanding options) to 1.7 million shares, or an increase of 500,000 shares of common stock for future issuance pursuant to the terms of the plan. Except for the increase in the number of shares covered by the plan, the plan remains otherwise unchanged from its present status. In 2011, the Board of Directors granted 25,000 options to purchase a like number of shares of common stock.

In July of 2012, the stockholders approved the 2012 Executive and Employee Stock Option Plan covering a total of 750,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2012 approximately 416,500 remain to be issued in this plan.

There have been no changes in the pricing of any options previously or currently awarded.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s equity incentive plans.

Until March 22, 2012, our Compensation Committee consisted of four independent members of the Board of Directors, Michael Norman CPA, August Lentricchia, Steven MacLaren who served as Chairman, and Michael Geraghty. Following the resignation of Mr. MacLaren, after March 22, 2012, our Compensation Committee consisted of three independent members of the Board of Directors, Michael Norman CPA, August Lentricchia who serves as Chairman, and Lawrence Waldman.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries although Mr. MacLaren presently acts as a consultant to the Company. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in the Company’s Annual Report on Form 10-K with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of May 1, 2013, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

Number of Shares
			Nature of	Percentage of
Name and Address	Title	Owned (i)	Ownership	Ownership (i)

RENN Universal Growth Investment Trust	Common	2,309,542(xiii)	Beneficial	13.0%
Frost National Bank
8201 Preston Road, Ste 540
Dallas, Texas 75206

Andrew Makrides	Common	674,213(ii)	Beneficial	3.8%
734 Walt Whitman Road
Melville, NY 11746

George Kromer	Common	326,508(iii)	Beneficial	1.8%
P.O. Box 188
Farmingville, NY 11738

J. Robert Saron	Common	424,819(iv)	Beneficial	2.4%
5115 Ulmerton Rd.
Clearwater, FL 33760

Mike Norman	Common	87,001(vi)	Beneficial	0.5%
734 Walt Whitman Road
Melville, NY 11746

Moshe Citronowicz	Common	406,504 (v)	Beneficial	2.3%
5115 Ulmerton Rd.
Clearwater, FL 33760

Gary Pickett	Common	29,373 (vii)	Beneficial	0.2%
5115 Ulmerton Rd.
Clearwater, FL 33760

August Lentricchia	Common	16,100 (viii)	Beneficial	0.1%
734 Walt Whitman Road
Melville, NY 11746

Lawrence Waldman	Common	4,810 (ix)	Beneficial	0.0%
734 Walt Whitman Road
Melville, NY 11746

Michael E. Geraghty	Common	4,143 (x)	Beneficial	0.0%
734 Walt Whitman Road
Melville, NY 11746

Jeff Rencher	Common	4,000 (xi)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

Officers and Directors as a group (10 persons) 10.9%		1,977,471 (xii)

(i) Based on 17,809,677 outstanding shares of Common Stock and 1,909,461 outstanding options to acquire a like number of shares of Common Stock as of May 1, 2013, of which officers and directors owned a total of 331,327 options and 1,646,144 shares at May 1, 2013.  We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has current or future right to acquire pursuant to options, warrants, conversion privileges or other rights.

(ii) Includes 599,213 shares and 75,000 vested options out of a total of 105,000 ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company. Exercise prices for his options range from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iii) Includes 251,508 shares and 75,000 vested options out of a total of 100,000 ten year options owned by Mr. Kromer, exercisable at prices ranging from $2.13 per share for 25,000 shares, and $3.25 per share for 25,000 shares.

(iv) Includes 387,319 shares and 37,500 vested options out of a total of 67,500 ten year options owned by Mr. Saron, exercisable at prices ranging from $2.13 per share for 12,500 shares, and $3.25 per share for 12,500 shares.

(v) Includes 406,504 shares plus zero vested out of a total of 30,000 ten year options owned by Mr. Citronowicz exercisable at $2.54 for 30,000 shares.

(vi) Includes 87,001 vested ten year options out of a total 115,000 ten year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $8.66 for 12,500 shares.

(vii) Includes 29,373 vested ten year options out of a total 57,500 ten year options owned by Mr. Pickett exercisable at prices ranging from $2.46 for 10,000 shares to $8.66 for 20,000 shares. These options vest over a 5 and 7 year period.

(viii) Includes 1,600 Shares owned by Mr. Lentricchia and 14,500 vested ten year options out of a total 37,500 ten year options issued to Mr. Lentricchia exercisable at prices ranging from $2.46 for 10,000 shares to $8.32 for 10,000 shares. These options vest over a period of 3 and 7 years.

(ix) Includes 4,810 vested ten year options out of a total of 39,500 options owned by Mr. Waldman exercisable at a prices ranging from $2.54 for 24,000 shares to $2.81 for 7,500 shares.  These options vest over a period of 3 and 7 years.

(x) Includes 4,143 vested ten year options out of a total of 17,500 options owned by Mr. Geraghty exercisable at a prices ranging from $2.54 for 4,000 shares to $2.81 for 7,500 shares.  These options vest over a period of 3 and 7 years.

(xi) Mr. Rencher has 4,000 vested ten year options out of a total of 160,000 options issued exercisable at a prices ranging from $2.54 for 10,000 shares to $6.00 for 30,000 shares.  His options vest over a period of 5 years with the exception of his $6.00 options which vest based upon various sales targets.

(xii) Includes 331,327 vested ten year options out of a total of 729,500 ten year outstanding options and 1,646,144 shares owned by all Executive Officers and directors as a group. The last date options can be exercised is October 8, 2022.

(xiii) RENN Capital Group, Inc. ("RENN") is an investment advisor to RENN Universal Growth Investment Trust ("RUSGIT"), RENN Global Entrepreneurs Fund Inc. ("RENN Global") and RENN Entrepreneurial Fund Ltd. ("RENN Entrepreneurial") and has shared voting power over these shares.  The shares of common stock are owned of record as follows:  RUSGIT - 1,600,000; RENN Global - 550,000; RENN Entrepreneurial - 159,542.   Russell Cleveland is the President of each of RENN, RUGIT, RENN Global and RENN Entrepreneurial and may be deemed to be the beneficial owner of the shares of common stock.  Mr. Cleveland disclaims any such beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2012, all officers, directors and ten percent beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is that employees, non-employees, and third parties must obtain authorization from the appropriate department executive manager, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $120,000. Any related party transactions that would bring the total value of such transactions to greater than $120,000 must be referred to the Audit Committee to determine the procedure for approval, and then have the recommendations presented to the Board of Directors for approval.

Steven MacLaren, a former director of Bovie, is president and a shareholder of Ronin Consulting Group, Inc., a company which provides various financial and analytical project consulting services to Bovie. Mr. MacLaren resigned from the board in March 2012. Ronin Consulting Group, Inc. was paid consulting fees approximating $20,000 during the time period that Mr. MacLaren was acting as a director in 2012, and $80,000 in 2011 and 2010, respectively.

Greg Konesky a former director of Bovie provided consulting services related to research and development of certain products and was paid fees during the time period that he was acting as a director approximating $7,500, $30,000, and $30,000 during 2012, 2011, and 2010, respectively. On March 23, 2012 Mr. Konesky resigned from the board.

A relative of Moshe Citronowicz, Bovie’s Senior Vice President, is considered a related party. Arik Zoran, is a consultant of the Company doing business as AR Logic, Inc., which is a consulting firm owned by Arik Zoran, Mr. Citronowicz’s brother. During January 2011, we entered into a three year consulting services agreement with AR Logic that provides for a monthly retainer for engineering support for our existing generator product line and a separate hourly based fee structure for additional consulting related to new product lines. The consulting rates are consistent with rates of an arms length transaction. AR Logic was paid consulting fees of approximately $223,500 and $171,700 during 2012 and 2011, respectively.  Previous to 2011, Mr. Zoran was an employee in charge of the engineering department and was paid inclusive of benefits $192,014 for 2010.  In April of 2012, the consulting services agreement was amended to extend the term of the agreement until December 31, 2014, with automatic renewal periods of one year unless either party gives written notice of its desire not to renew.

A second relative of Mr. Citronowicz is considered a related party. Yechiel Tsitrinovich is also a brother of Mr. Citronowicz, and acts as a consultant to the Company related to research and development of certain products. Mr. Tsitrinovich has a royalty contract with us related to the creation and design of a proprietary technology that is used in some of our generators. Mr. Tsitrinovich was paid a combination of consulting fees and royalties on previous product designs approximating $77,218, $85,310, and $65,654 for 2012, 2011, and 2010, respectively.

PROPOSAL TWO

RATIFICATION OF SELECTION OF AUDITORS

Upon the recommendation of the Audit Committee Kingery & Crouse PA, (“Kingery”) Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Representatives of Kingery are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.  Neither the Company's bylaws nor the governing documents or law require stockholder ratification of the selection of Kingery as the Company's independent registered public accounting firm.  However, this proposal is being submitted to the stockholders as a matter of good corporate practice.  If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.  Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that doing so is in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF KINGERY & CROUSE, PA AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2013.

The following table sets forth the aggregate fees billed to us for fiscal years ended December 31, 2012 and 2011 by our current accountants, Kingery & Crouse P.A. (in thousands) :

	2012	2011
Audit fees (1)	$124	$135

Non-Audit fees:
Audit related fees(2)	11	11
Tax fees(3)	--	--
All other fees(4)	--	--
Total fees billed	$135	$146

(1) Audit fees consist of fees billed for professional services rendered for the audit of Bovie’s annual financial statements and reviews of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2) Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or reviews of Bovie’s consolidated financial statements and are not reported under “Audit Fees”.

(3) Tax fees consist of fees billed for professional services rendered for tax compliance and tax advice (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4) All other fees consist of fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent” directors, as determined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications, independence and performance for us. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2012.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance.  During fiscal 2012, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee.  These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with Kingery & Crouse, P.A. matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Kingery & Crouse, P.A. to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Audit Committee has met separately in executive session with management and with Kingery & Crouse, P. A.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee
Lawrence J. Waldman, Chairman
Michael Norman
August Lentricchia

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSAL 3

APPROVAL OF ADVISORY RESOLUTION
SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to vote, on an advisory basis, to approve the compensation of its named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers. For purposes of this Proxy Statement, the following Company executives are referred to collectively as the “Named Executive Officers”: Andrew Makrides, Gary D. Pickett, J. Robert Saron, Moshe Citronowicz and Jeff Rencher.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Company’s long-term success. Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about the Company’s executive compensation programs, including information about the fiscal year 2012 compensation of the Named Executive Officers.

The Company is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Named Executive Officers of Bovie Medical Corporation, as disclosed in the “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders.

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board of Directors value the opinions of the Company’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board of Directors will consider stockholder concerns and the Compensation Committee will evaluate what actions, if any, may be necessary or appropriate to address those concerns. You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

The Board of Directors unanimously recommends a vote “FOR” supporting the compensation of our Named Executive Officers.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

Pursuant to the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is also asking its stockholders to provide their input with regard to the frequency of future stockholder advisory “say on pay” votes on the compensation of future named executive officers, such as the proposal contained in Proposal 3 above. In particular, we seek your input on whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, the Board of Directors has determined that an advisory vote on executive compensation every three years is the appropriate interval for conducting and responding to a “say on pay” vote.  By providing an advisory vote on executive compensation every three years, stockholders will be able to provide the Company with direct input on its compensation philosophy, policies and practices after having enough time to view its impact on the Company’s business.

Vote Required

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain.

Even though your vote is advisory and therefore will not be binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the stockholder vote on the frequency of the vote on the future compensation of our future named executive officers. Nevertheless, the Board of Directors may decide to hold a non-binding advisory vote on future compensation of future named executive officers more or less frequently than the option voted by the stockholders.

The Board of Directors unanimously recommends that you vote for “Three Years” as the preferred frequency for the approval of the non-binding advisory resolution of the future compensation of the Company’s future Named Executive Officers.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2014 Annual Meeting of Stockholders must be received in writing at the Company’s offices at 5115 Ulmerton Road, Clearwater, Florida 33760, Attn: Corporate Secretary, no later than January 31, 2014, for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2012, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, BOVIE MEDICAL CORPORATION, 5115 ULMERTON ROAD, CLEARWATER, FLORIDA 33760. THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (727) 384-2323.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 16, 2013.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual  Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2013 Annual Meeting to be held on July 16, 2013, and appoints Andrew Makrides and George W. Kromer, Jr., or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation (“Company”), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders (“Annual Meeting”) on July 16, 2013 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified.  If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “THREE YEARS” FOR PROPOSAL 4.

[X] Please mark your votes
   as in this example using
   dark ink only.

1.           The election of the following nominees to the Company’s Board of Directors to serve until the 2014 Annual Meeting of Shareholders: Andrew Makrides, J. Robert Saron, George Kromer, Michael Norman, August Lentricchia, Michael Geraghty and Lawrence J. Waldman.

FOR	[ ]
all nominees
(except as marked
to the contrary below)

WITHHOLD [ ]
AUTHORITY
to vote for all
nominees listed above

FOR ALL EXCEPT [ ]

Andrew Makrides [ ]
J. Robert Saron [ ]
George Kromer [ ]
Michael Norman [ ]
August Lentricchia [ ]
Michael Geraghty [ ]
Lawrence J. Waldman [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

2.           The ratification of the appointment of Kingery & Crouse PA as the Company’s independent public accountants for the year ending December 31, 2013.

FOR                                AGAINST                                           ABSTAIN
[    ]                                     [    ]                                                            [    ]

3.           The approval of a non-binding advisory proposal approving a resolution supporting the compensation of named executive officers.

FOR                                AGAINST                                           ABSTAIN
[    ]                                     [    ]                                                            [    ]

4.           The approval of a non-binding advisory vote on the frequency of an advisory vote on compensation of named executive officers.

ONE YEAR                    TWO YEARS                           THREE YEARS                        ABSTAIN
[    ]                                     [    ]                                                [    ]                                           [    ]

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)  ____________________                                                                                     Signature  _____________________
Dated:  _________________

NOTE:                      Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign.  If signer is a partnership, please sign in partnership name by authorized person.